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                                                                    Exhibit 99.3

                                                                   Grant #______

                                    EXHIBIT 1


To:               Telebit Corporation
                  One Executive Drive
                  Chelmsford, MA 01824

                  Attention:        Corporate Controller

Subject: Notice of Intention to Exercise Incentive Stock Option


                  In respect to the incentive stock option granted to _______________ on _________, 199__ to purchase an aggregate of _________ shares of Telebit's Common Stock, this is official notice that the undersigned intends to exercise such option to purchase shares as follows:

                           Number of Shares: __________________________________

                           Date of Purchase: __________________________________

                           Mode of Payment:  __________________________________

                           The Shares should be issued as follows:

                                    Name: _____________________________________

                                    Address: __________________________________

                                             __________________________________

                                             __________________________________



I HAVE READ AND FULLY UNDERSTAND THE COMPANY'S INSIDER TRADING POLICY, ADOPTED AS OF JUNE 1, 1991, AND HEREBY DECLARE THAT I POSSESS NO "INSIDER INFORMATION" AS DEFINED IN SAID POLICY.


                                    Signed: ___________________________________

                                    Date: _____________________________________

                                    Social Security #: ________________________